SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                                    FORM 8-K
                                  -------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 25, 2003


                                 TVI CORPORATION
             (Exact name of registrant as specified in its charter)



           Maryland                          010-10549          52-1085536
(State or other jurisdiction      (Commission File Number)    (IRS Employer
      of incorporation)                                      Identification No.)



                 7100 Holladay Tyler Road, Glenn Dale, MD 20769
                    (Address of Principal Executive Offices)

                                 (301) 352-8800
              (Registrant's telephone number, including area code)

Item 5.   Other Events.

         On February 25, 2003 TVI Corporation issued the attached press release in connection with both its full fiscal year and fourth quarter 2002 earnings.

         Matters discussed in the attached press release contain forward-looking statements within the meaning of the safe-harbor provisions of the Securities Exchange Act of 1934. These statements may be identified by the use of forward-looking words or phrases such as "should", "expect", "might result", and similar wording. These forward-looking statements involve risks and uncertainties and are not guarantees of future performance, as actual results could differ materially from the Company's current expectations. Such risks and uncertainties include achieving order and sales levels to fulfill the Company's revenue expectations; the Company's ability to respond to changes in the counter-terrorism, military, public safety, and first responder communities; adverse changes in governmental regulations; expected costs or charges, certain of which may be outside the control of the Company; the time and costs involved in the marketing and promotion for the Company's products; general economic and business conditions; and competitive factors in the Company's markets and industry generally. Numerous other factors could cause or contribute to such differences, including, but not limited to, those set forth in the Company's Annual Report to Stockholders, 10-KSB, 10-QSB, and other SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of the press release. The Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of the press release.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits

         Exhibit No.       Description
         ----------        -----------

         99 Press Release dated February 25, 2003 entitled "TVI Posts Record Revenue & Net Income for 2002."

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 TVI CORPORATION
                                  (Registrant)



Date: February 25, 2003                             By:   /s/ Richard V. Priddy
                                                    ----------------------------
                                                        Name: Richard V. Priddy
                                                        Title: President and
                                                        Chief Executive Officer